Exhibit 99.1
Bronco Drilling Company, Inc. Announces Third Quarter Results

OKLAHOMA CITY, November 6, 2009 (BUSINESS WIRE)—Bronco Drilling Company, Inc.,  (Nasdaq/GS:BRNC), announced today financial and operational results for the three months and nine months ended September 30, 2009.

Consolidated Results
Revenues for the third quarter of 2009 were $16.2 million compared to revenue of $27.5 million for the previous quarter and $73.0 million for the third quarter of 2008.  Net loss for the third quarter of 2009 was $42.7 million compared to a net loss of $7.2 million for the previous quarter and a net loss of $0.9 million for the third quarter of 2008. The Company’s fully diluted earnings per share for the quarter ended September 30, 2009, were a loss of $1.60 based on 26.7 million shares.

Third quarter results include several non-recurring items.  The company wrote down its investment in Challenger Limited by $21.2 million.  The company recognized a loss of $24.0 million in conjunction with the company’s sale of a 60% ownership interest in Bronco Drilling MX, S. de R.L. de C.V. (“Bronco MX”) in the joint venture transaction with Carso Infraestructura y Constuccion, S.A.B. de C.V.  The company also recognized expense of $1.3 million related to the drilling rigs contributed to Bronco MX in the joint venture transaction.  The retirement of the company’s previous credit facility resulted in a loss on early debt extinguishment of $2.9 million. The new credit facility with Banco Inbursa, S.A. and the joint venture transaction, which were both entered into during the quarter, resulted in certain advisory fees of $1.0 million.  Additionally, the company recorded a loss of $1.6 million related to the change in fair value of the warrants issued in conjunction with the new credit facility.  Excluding all non-recurring items and the loss on the warrants would result in a fully diluted loss per share for the quarter of $0.37.

Land Drilling
Average marketed land rigs for the third quarter of 2009 were 45 compared to 45 for the previous quarter and 42 for the third quarter of 2008.  Revenue days for the quarter decreased to 980 from 1,311 for the previous quarter and from 3,208 for the third quarter of 2008.  Utilization for the third quarter of 2009 was 23% compared to 32% for the previous quarter and 84% for the third quarter of 2008.  Excluding non-recurring items, average daily cash margins for our land drilling fleet for the quarter ended September 30, 2009, were $3,576 compared to $6,304 for the previous quarter and $7,582 for the third quarter of 2008.

About Bronco Drilling

Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services and workover services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	September 30,	December 31,
	2009	2008
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$18,118	$26,676
Receivables
Trade and other, net of allowance for doubtful accounts of
$3,229 and $3,830 in 2009 and 2008, respectively	17,918	65,817
Unbilled receivables	596	2,940
Income tax receivable	3,614	2,072
Current deferred income taxes	981	2,844
Current maturities of note receivable from affiliate	2,501	6,900
Prepaid expenses	1,069	572
Other current assets	1,660	-

Total current assets	46,457	107,821

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	436,753	512,158
Transportation, office and other equipment	42,219	43,912
	478,972	556,070
Less accumulated depreciation	137,066	123,915
	341,906	432,155

OTHER ASSETS
Note receivable from affiliate, less current maturities	1,024	3,451
Investment in Challenger	39,800	62,875
Investment in Bronco MX	21,495	-
Intangibles, net, and other	3,217	6,052
	65,536	72,378

	$453,899	$612,354

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,109	$18,473
Accrued liabilities	6,678	16,249
Current maturities of long-term debt	88	1,464

Total current liabilities	14,875	36,186

LONG-TERM DEBT, less current maturities	51,613	116,083

WARRANT	6,257	-

DEFERRED INCOME TAXES	36,125	66,074

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000
shares authorized; 26,668 and 26,346 shares
issued and outstanding at September 30, 2009 and December 31, 2008	269	267

Additional paid-in capital	306,552	304,015

Retained earnings	38,208	89,729
Total stockholders' equity	345,029	394,011

	$453,899	$612,354

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
REVENUES
Contract drilling revenues, including 0%, 1%, 0%, and 1% to related parties
	$16,233	$63,509	$90,556	$178,076
Well service, including 0%, 5%, 0%, and 2% to related parties
	-	9,474	3,799	27,017
	16,233	72,983	94,355	205,093
EXPENSES
Contract drilling	14,031	39,190	62,109	109,099
Well service	443	8,201	4,015	19,222
Depreciation and amortization	11,664	12,939	36,152	37,321
General and administrative	5,379	13,199	15,497	24,353
Loss on Bronco MX transaction	23,964	-	23,964	-
Loss (gain) on Challenger transactions	-	63	-	(3,138)
	55,481	73,592	141,737	186,857

Income (loss) from operations	(39,248)	(609)	(47,382)	18,236

OTHER INCOME (EXPENSE)
Interest expense	(1,494)	(969)	(5,648)	(3,356)
Loss from early extinguishment of debt	(2,859)	-	(2,859)	-
Interest income	73	43	237	1,052
Equity in income (loss) of Challenger	(1,271)	1,078	(1,828)	2,854
Impairment of investment in Challenger	(21,247)	-	(21,247)	-
Other	(145)	(520)	(451)	(67)
Change in fair value of warrant	(1,578)	-	(1,578)	-
	(28,521)	(368)	(33,374)	483
Income (loss) before income taxes	(67,769)	(977)	(80,756)	18,719
Income tax expense (benefit)	(25,115)	(60)	(28,623)	7,148

NET INCOME (LOSS)	$(42,654)	$(917)	$(52,133)	$11,571

Income (loss) per common share-Basic	$(1.60)	$(0.03)	$(1.96)	$0.44

Income (loss) per common share-Diluted	$(1.60)	$(0.03)	$(1.96)	$0.44

Weighted average number of shares outstanding-Basic	26,663	26,290	26,637	26,275

Weighted average number of shares outstanding-Diluted	26,663	26,290	26,637	26,363

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin for our land drilling fleet which is not a financial measure recognized under generally accepted accounting principles, or GAAP.  Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other and non-recurring expense, general and administrative expense, depreciation and amortization and impairments divided by revenue days for the period. We have presented average daily cash margin because we use this metric as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider this metric to be an important indicator of the operational strength of our business. A limitation of this metric, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin provides useful information to our investors regarding our performance and overall results of operations. Average daily cash margin is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, this metric not is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This non-GAAP financial measure may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	Septmber 30,		June 30,
	2009	2008	2009
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net income (loss):
Net income (loss)	$(42,654)	$(917)	$(7,158)
Well service revenue	-	(9,474)	(1,020)
Well service expense	443	8,201	1,257
Income tax expense (benefit)	(25,115)	(60)	(4,108)
Other and non-recurring expense	53,788	435	2,401
General and administrative	5,379	13,199	4,930
Depreciation and amortization	11,664	12,939	11,962

Drilling margin	3,505	24,323	8,264

Revenue days	980	3,208	1,311

Average daily cash margin	$3,576	$7,582	$6,304

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com